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                                                                   Exhibit 23.2



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2002, except for the first paragraph of Note 7 and Notes 22 and 24, as to which the date is October 21, 2002, with respect to the consolidated financial statements and schedules of JDN Realty Corporation incorporated by reference in this Proxy Statement of JDN Realty Corporation and Developers Diversified Realty Corporation and the Registration Statement on Form S-4 of Developers Diversified Realty Corporation.



                                         /s/ Ernst & Young LLP

                                         Ernst & Young LLP


Atlanta, Georgia
October 30, 2002